Q2 Supplemental Information AUGUST 2025 Funko, LLC © 2025

Q2-2025 Top 10 Properties One Piece Monkey D. Luffy 6% Top 10 Properties in Q2 % of Net Sales 33% 1

Channel & product sales mix shift Improved product margins(1) Royalty minimum guarantee shortfall Duties & tariffs Inventory reserve adjustments Q2-2024 Q2-2025 Gross Margin Bridge – Q2 2025 vs Q2 2024 42.0% -0.6% 3.5% -2.4% -4.6% -5.8% 32.1% (1) Product margin is equal to gross product sales less factory costs over gross product sales 2

In July 2025, we opened our first licensed store in Southeast Asia—right in the heart of the Philippines, one of the region’s fastest-growing pop culture markets. Hundreds of fans lined up on day one, eager to shop, snap photos, and connect with the brand—demonstrating strong demand and local resonance. This marks our fourth licensed or partner- run store globally, as we continue bringing Funko to fans everywhere. New Manila Store FAN-FIRST GLOBAL GROWTH STRATEGY 3

Funko hosted the largest physical footprint at SDCC 2025, anchoring the show floor with four immersive zones in Funkoville: Bitty Pop!, Funko, Loungefly, and Mondo, all designed to engage collectors of every age and fandom. All four activations experienced consistently high traffic throughout the event. Sellouts occurred daily, with fans lining up early to secure exclusive drops—reinforcing both product heat and brand affinity. FUNKO REMAINS AT THE HEART OF FAN CULTURE 4 2025 San Diego Comic Con